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                                                                      Exhibit 23


                       Consent of Independent Accountants

                  We consent to the incorporation by reference into the Registration Statement on Form S-3 (No. 333-16045)(the "Registration Statement"), filed with the Securities and Exchange Commission on or about November 13, 1996, of our report, dated October 25, 1996, on our audits of the consolidated financial statements of United Restaurants, Inc. and subsidiaries, contained in the Annual Report on Form 10-KSB of United Restaurants, Inc. for the fiscal year ended September 30, 1996. We also consent to the reference of our firm under the caption "Experts" in the Registration Statement.


                                                        Hollander, Gilbert & Co.


Los Angeles, California
January 10, 1996